UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 12, 2009, the Board of Directors of Dover Corporation (the “Company”) adopted, subject to shareholder approval, certain amendments to its 2005 Cash and Equity Incentive Plan (the “2005 plan”). The amendments to the 2005 plan will be presented for approval to the shareholders at the annual meeting to be held on May 7, 2009. In the event that the shareholders do not approve the amendments, the 2005 plan will continue on the terms and provisions in effect immediately prior to the Board’s adoption of the amendments described herein.
     Amendments to the 2005 plan. The amendments to the 2005 plan adopted by the Board of Directors would, among other changes, (i) add performance shares as a type of equity award that may be granted under the plan conditional upon the satisfaction of performance targets; and (ii) add additional performance criteria for the payout of cash performance awards (“CP awards”), performance share awards and other awards under the plan. The following summarizes the key changes to the 2005 plan assuming shareholder approval of the amendments.
     As amended, the 2005 plan will include performance shares as a type of equity award that may be granted under the plan. Pursuant to the terms of the plan, performance share awards will become payable in shares of the Company’s common stock if objective pre-established performance targets are satisfied. The performance targets will be based on performance criteria specified in the plan. Awards may set a specific number of performance shares that may be earned, or a range of performance shares that may be earned depending on the degree of achievement of the pre-established performance targets. The performance period for awards will be at least three years, including the year in which the award is made. The maximum number of shares of common stock that may be awarded to a single participant as payment of performance share awards for any performance period is limited to 600,000.
     The 2005 plan, prior to the amendments, included the performance criteria of earnings per share, operating earnings, return on equity and return on investment, which criteria applied only to CP awards. The amendments apply the above performance criteria to all performance-based awards under the plan and add the following additional performance criteria for all such awards: earnings before interest, taxes, depreciation and amortization (“EBITDA”); cash flow; total shareholder return or internal total shareholder return; net earnings; sales or revenue; expense targets; targets with respect to the value of common stock; margins; pre-tax or after-tax net income; market penetration; geographic goals; business expansion goals; or goals based on operational efficiency. Performance targets will be set each year by the compensation committee for that year’s awards based on one or more of the performance criteria for the Company as a whole, or a subsidiary, division or business unit.
     In conjunction with the changes to the performance criteria for the plan, the compensation committee has decided to base CP awards on internal total shareholder return (“iTSR”) rather than the criteria previously applicable for CP awards. In addition, the aggregate maximum cash payout for CP awards in any performance period for any business unit or the Company as a whole is changed to a fixed percentage of the incremental value created by the relevant business unit during the performance period, as determined by the compensation committee. No participant may receive a payout of a CP award in excess of $5,000,000.
     Grants to Named Executive Officers. In keeping with the Company’s practice to grant awards under the 2005 plan only once each year, at the scheduled February compensation committee meeting shortly after announcement of earnings for the prior year, the compensation committee made grants under the plan on February 12, 2009. Consistent with the Company’s practice, most participants received a CP award, payable in three years if pre-established performance targets are met, and an equity award. Since the amendments to the 2005 plan are subject to shareholder approval at the 2009 annual meeting, the committee made certain of the equity awards and the performance targets applicable to the CP awards contingent upon the results of the shareholder vote on the amendments to the plan.
     (a) CP Awards
     The compensation committee granted CP awards for the performance period of 2009-2011 in amounts calculated in a manner consistent with the Company’s past practice. The payout, if any, of the CP award will be derived based on either (i) the 2005 plan’s existing cash performance award criteria (using earnings growth and return on equity or investment), if the shareholders do not approve the amendments to the plan, or (ii) the iTSR achieved by the business unit of the participant over the performance period, if the shareholders do approve the amendments to the plan.
For purposes of these 2009 CP awards, iTSR for a business unit is defined substantially as follows:
iTSR = (change in entity value + free cash flow) / (starting entity value).
“Change in entity value” is nine times the change in EBITDA values, comparing full year 2008 to full year 2011.
“Free cash flow” is the cash flow generated by the business unit and returned to Dover, including the business unit’s operating profit plus depreciation, amortization and proceeds from dispositions, less taxes and investments made for future growth (capital spending, working capital and acquisitions) and other non-recurring items.
The “starting entity value” is the higher of nine times EBITDA for full year 2008 or 0.9 times revenue for 2008.
“EBITDA” is pre-tax income adjusted for non-operating and non-recurring items plus depreciation and amortization.
     The target CP award amounts for each of the named executive officers (consisting of the Company’s Chief Executive Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table of the Company’s 2008 proxy statement who received awards in February 2009) are set forth below:

Target Amount of CP Award
Name	($)
Robert A. Livingston	388,800
Robert G. Kuhbach	139,080
David J. Ropp	639,900
     (b) Equity Awards
     As noted above, the compensation committee granted participants awards in the form of equity. Prior to the plan amendments, all equity awards were SSARs. It is the committee’s intent, assuming shareholder approval of the plan amendments, that 25% of the value of the equity award granted to senior executive officers be awarded as performance shares in lieu of SSARs (i.e., 25% of the value of SSARs that would have been granted to senior executive officers if the entirety of the equity award were in the form of SSARs be awarded as performance shares).
     Accordingly, the committee granted each of the senior executive officers, including the named executive officers listed above, a grant of SSARs at a grant price of $29.45 (the closing price on the date of grant), representing 75% of the value of the equity award. The committee granted the remaining 25% of the value of the equity award in the form of either performance shares or additional SSARS (also at a grant price of $29.45) contingent on the results of the shareholder vote on the amendments to the 2005 plan. The performance share award will be void in the event that the shareholders do not approve the amendments to the 2005 plan, or, alternatively, the award of additional SSARs will be void in the event that the shareholders do approve the amendments.
     The committee views performance shares as more performance based and more valuable than SSARs. Once granted, SSARs will vest at the end of three years and are likely to have value over their 10-year term. The value of a grant of performance shares depends on the performance of the Company or business unit over the following three year period. At the end of that time, no shares may have been earned. However, depending on performance, up to twice the number of shares granted may have been earned, and the shares are issued to the participant without the payment of an exercise price. Accordingly, the compensation committee has determined to award only one performance share where four SSARs would have previously been granted under the 2005 plan.

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     The performance shares granted in February 2009 are subject to a three-year performance period of 2009 -2011, compared to the base year 2008. The actual payout of shares following the end of the performance period will depend on the total shareholder return (“TSR”) of Dover over the performance period relative to the TSR of the companies in a peer group of 38 industrial manufacturing companies listed below for the same period.
     The TSR for a company for purposes of these performance share awards is defined substantially as follows:
TSR = (change in stock price plus dividends) / (initial stock price).
“Change in stock price” is the difference in closing price of a share of the company’s common stock on the last trading day of 2008 and the closing price of a share of the company’s common stock on the last trading day of 2011.
“Dividends” equals dividends per share of the company’s common stock paid during 2009-2011.
The initial stock price is the closing price of a share of a company’s common stock on the last trading day of 2008.
Payouts of the performance shares will be made on the basis of the following formula:

Dover 3 - year TSR Performance
relative to TSR Of Peer Group		Payout Percentage of Target
Companies	Payout Level	Grant
≥ 75th Percentile	Maximum	200%
50th Percentile	Target	100%
35th Percentile	Threshold	50%
< 35th Percentile	Below Threshold	0%
     The peer group against which the Company’s three year TSR will be measured consists of the following companies: 3M Company, Actuant Corporation, Agco Corporation, Agilent Technologies, Inc., Ametek Inc., Cameron International Corporation, Carlisle Companies Incorporated, Cooper Industries Ltd., Crane Co., Danaher Corporation, Deere & Company, Eaton Corporation, Emerson Electric Co., Flowserve Corporation, FMC Technologies Inc., Honeywell International, Inc., Hubbell Incorporated, IDEX Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company Limited, ITT Corporation, Leggett & Platt, Incorporated, The Manitowoc Co., Masco Corp., Oshkosh Corp., Paccar Inc., Pall Corporation, Parker-Hannifin Corporation, Pentair Inc., Precision Castparts Corp., Rockwell Automation, Inc., Roper Industries, Inc., SPX Corporation, Terex Corporation, The Timken Company, Tyco International Ltd., United Technologies Corporation and Weatherford International Ltd.
     The number of shares underlying the equity awards granted under the 2005 plan for each of the named executive officers is set forth below:

	Non-
	Contingent		Contingent Award
	Award		SSARs		Performance Shares
Name	SSARs (#)	and	(#) (1)	or	(#)(2)
Robert A. Livingston	155,124		51,708		12,927
Robert G. Kuhbach	55,490		18,497		4,624
David J. Ropp	65,185		21,728		5,432

(1)	This SSARs award will be void if the shareholders approve the amendments to the 2005 plan.

(2)	This performance share award will be void if the shareholders do not approve the amendments to the 2005 plan.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER CORPORATION (Registrant)
Date: February 19, 2009	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary

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